As filed with the Securities and Exchange Commission on November 20, 2012

Registration No. 333-180629

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACCELPATH, INC.

(Formerly Technest Holdings, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	45-5151193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

352A Christopher Avenue,

Gaithersburg, MD 20879

(Address of principal executive offices, including zip code)

AccelPath, Inc. 2011 Equity Incentive Plan

(Full title of the plan)

(301) 767-2810

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

AccelPath, Inc., formerly Technest Holdings, Inc. (the “Company”) hereby amends its Registration Statement on Form S-8 File No. 333-180629, by filing this Post-Effective Amendment No. 1 on Form S-8 relating to 53,000,000 shares of Common Stock that are issuable by the Company pursuant to the Company’s 2011 Equity Incentive Plan.  This Post-Effective Amendment No. 1 to our Registration Statement on Form S-8 is filed solely for the purpose of providing  (i) the consent of MaloneBailey, LLP, independent registered public accounting firm of the Company, to the incorporation by reference in the Registration Statement on Form S-8 of its report dated October 15, 2012 with respect to the audited consolidated financial statements of the Company for the year ended June 30, 2012 appearing in the Annual Report on Form 10-K of AccelPath, Inc. for the year ended June 30, 2012 filed October 15, 2012; and (ii) the consent of Karlins, Ramsey and Tompkins, LLC to the incorporation by reference in the Registration Statement on Form S-8 of its report dated September 6, 2012 with respect to the audited financial statements of Digipath Solutions, LLC for the year ended June 30, 2012 and 2011appearing in the Current Report on Form 8-K/A filed on November 13, 2012.

Item 8. Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	AccelPath, Inc. (formerly Technest Holdings, Inc.) 2011 Equity Incentive Plan*

5.1	Opinion of Lucosky Brookman LLP.*

23.1	Consent of Independent Registered Public Accounting Firm, Wolf & Company, PC.*

23.2	Consent of Lucosky Brookman LLP (contained in the Opinion filed as Exhibit 5.1).

23.3	Consent of MaloneBailey, LLP

23.4	Consent of Karlins, Ramsey and Tompkins, LLC

24.1	Power of Attorney*.

*Previously filed.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, Maryland on November 20, 2012.

ACCELPATH, INC.

By:	/s/ Shekhar G. Wadekar
Shekhar G. Wadekar,
Chief Executive Officer, Principal Executive
Officer

Pursuant to the requirement of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Shekhar G. Wadekar	President, Chief Executive Officer and Director	November 20, 2012
Shekhar G. Wadekar

*	Principal Financial Officer	November 20, 2012
Bruce C. Warwick

*	Director	November 20, 2012
Suren G. Dutia

*	Director	November 20, 2012
F. Howard Schneider

By:    /s/  Shekhar Wadekar

Shekhar Wadekar

Attorney-in-Fact

Date:  November 20, 2012